Exhibit 99.1

iParty Corp. Reports Total Sales for the Calendar Month October 2012

Engages Raymond James to Advise on Financial and Strategic Alternatives

DEDHAM, Mass.--(BUSINESS WIRE)--November 7, 2012--iParty Corp. (NYSE MKT: IPT - news), a party goods retailer, today reported sales of $16.4 million for the calendar month of October, 2012, a decrease of 6.5% compared to total company sales in calendar October 2011.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented “For the second consecutive year, our Halloween business was impacted by severe storms hitting the Northeast, in both years striking two days before the Halloween holiday. The anticipation of Hurricane Sandy in our core markets disrupted normal business for several days prior to the storm’s actual passage and closed most of our stores in our core market the day of the storm. Despite the severity of Hurricane Sandy, and widespread power outages throughout our market area, none of our stores were closed for any significant period in the two days following the storm. In spite of the impact of the severe weather and a mid-week Halloween, we are trending ahead of last year through the first ten months with comparable store sales increasing 1.3% compared to the same period last year.”

Sal Perisano further stated, “We are also announcing today that we have engaged the investment bank of Raymond James & Associates to assist us in exploring a broad range of financial and strategic alternatives. Having completed our busiest season, we look forward to working with Raymond James in exploring ways to grow the company and enhance shareholder value.”

Halloween Results

For the thirty-one day calendar month of October 2012, total company sales decreased 6.5% to $16.4 million from $17.6 million for the same period in 2011. Sales at comparable stores decreased 7.5% for the thirty-one day calendar month of October 2012 compared to the prior year period. For the five week fiscal month of October, which ended on November 3rd, 2012, total company sales decreased by 2.6% compared to the five week October fiscal month period in 2011 and sales at comparable stores for this same period decreased 3.6% compared to the fiscal month of October 2011.

For the calendar year 2012 through October 31, total company sales were approximately $68.9 million, a 0.8% increase compared to $68.3 million for the same period in 2011, with sales at comparable stores increasing 1.3 % compared to the same period in 2011. For the forty-four week period through fiscal October 2012, which ended on November 3rd, total company sales increased by 0.9 % compared to the same period in 2011, and sales at comparable stores increased 1.3% compared to the same period in 2011.

Strategic Alternatives

In the past ten years, we have increased our store count by 25 stores, including two new stores in 2012, adopted a strategy of opening temporary Halloween stores, with ten stores operated in 2012, and relaunched our e-commerce site. As we look to the future, the Board determined that they should explore financial and strategic alternatives to enhance shareholder value. Towards this end, the Board of Directors has formed a special committee comprised of the independent directors (the “Special Committee”) to explore a broad range of financial and strategic alternatives, including, but not limited to, raising additional financing to enhance the Company’s ability to grow, a potential restructuring of its capital structure, or a potential sale of the Company. The Company has engaged Raymond James & Associates, Inc. to advise it on this broad range of financial and strategic alternatives.

No decision has been made to engage in a financing or strategic transaction at this time, and there can be no assurance the Company will enter into any such transaction in the future. The Special Committee has not set a definitive timetable for completion of the strategic review process, and it does not intend to disclose or comment on developments with respect to the progress of such process until such time as the Board takes some action, if any, or otherwise deems disclosure appropriate or required.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 54 iParty retail stores in New England and Florida and an internet site (www.iparty.com) for costume and related goods and party planning. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores and available at our online store, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. In addition to the extensive assortment of costume and related merchandise available through iParty’s internet site our web site focuses on increasing customer visits to our retail stores by highlighting the ever changing store product assortment for all occasions and seasons and featuring sales flyers, enter-to-win contests, monthly coupons and ideas and themes offering consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; disruptions to our most important selling season, Halloween; the successful implementation of our growth, marketing and strategic strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE MKT. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com